AT&T WIRELESS DATA CHANNELS PROGRAM AGREEMENT

     This AT&T Wireless Data Channels Program Agreement (this "Agreement"), dated as of February 19, 1997, is made between AT&T Wireless Data, Inc., d/b/a AT&T Wireless Services, a Delaware corporation, on behalf of its affiliated wireless data communication service providers (collectively, "Company"), and Compudawn, Inc., a Delaware corporation ("Channel Member"). Company and Channel Member sometimes are referred to collectively as "Parties" and individually as a "Party."

                                    RECITALS

     A. Company has the authority to provide Service to Subscribers in the Area.

     B. Company intends to enter into agreements with various third parties who are willing to assist Company in obtaining requests for Service from potential Subscribers.

     C. Company would like Channel Member to solicit and refer potential Subscribers to Company, and Channel Member is willing to provide such assistance, all in strict accordance with the terms and conditions of this Agreement.

                                   AGREEMENTS

     In consideration of the mutual promises contained in this Agreement, the Parties hereby agree as follows:

Section 1. Definitions

     The following capitalized terms (whether used in the singular or plural) are used in this Agreement with the respective meanings set forth below.

     1.1 "Affiliate" means, with respect to either Party, any Person that (directly or indirectly) controls, is controlled by or is under common control with that Party. "Control" of a Person means the power (directly or indirectly) to direct the management or policies of that Person, whether through the ownership of voting securities, by contract, by agency or otherwise.

     1.2  "Application"   means  a  software  program  designed  to  operate  in
conjunction with the Service.

     1.3 "Area" means the geographic Area described in Exhibit A, within which Channel Member is authorized to solicit Subscribers under this Agreement.
Company may amend Exhibit A from time to time upon written notice to Channel Member.


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     1.4 "Business Day" means any day other than a Saturday,  a Sunday or any of the following holidays: New Year's Day, Presidents' Day, Memorial Day, the Fourth of July, Labor Day, Thanksgiving Day and Christmas Day. Company may from time to time designate additional holidays upon written notice to Channel Member.

     1.5 "CDS Service" means the circuit-switched cellular data service offered by Company from time to time. Circuit-switched cellular data service generally consists of a wireless data communications service in which data is sent over a cellular network in a connection-oriented session, similar to the manner in which data is sent over analog phone lines via standard modems.

     1.7 "Confidential Information" means all information, not generally known to the public, relating to the business, technology, finances, plans or practices of a Party disclosed by that Party to the other (including, but not necessarily limited to, pricing and sales information, business, marketing and research plans, financial data, budgets and projections, business processes and systems, the terms of this Agreement and any other information designated by such party as confidential). With respect to Company, Confidential Information shall include the identity of and information about present, past and potential Subscribers.

     1.8 "Data Network" means the network(s) on which Company provides Service to Subscribers.

     1.9 "Equipment" means the terminal devices (modems, computers, cellular telephones and other similar devices) used by Subscribers in conjunction with or in order to utilize Service, together with any accessories or enhancements associated with such devices.

     1.10 "ESN" means the Electronic Serial Number associated with a cellular telephone.

     1.11 "FCC" means the Federal Communications Commission.

     1.12 "Event of Default" means any of the events described in Section 9.

     1.13 "Marks" means any trade name, trademark, service mark, logo, trade dress, or other name or mark that is owned or licensed by a Party and is protected or protectable under the laws of the United States of America, any state of the United States of America, or any other country.

     1.14 "MSA" means Metropolitan Statistical Area, as defined in FCC Public Notice, Report No. 9240, issued January 24, l992.

     1.15  "NEI"  means   collectively   (a)  the  network  entity  and  service
identifiers and (b) Internet Protocol address assigned to a Subscriber in order to access PDS Service.

     1.16 "Number" means a telephone number or NEI assigned to a Subscriber in order for the Subscriber's Equipment to access Service.

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     1.17 "PDS Service" means the cellular  digital packet data service  offered by Company from time to time. Cellular digital packet data service generally consists of a wireless data communications service in which data is sent through a cellular network in a connectionless packet data format, similar to the manner in which data is sent over a TCP/IP Local Area Network. If Channel Member is authorized hereunder to solicit PocketNetTM Service, PDS Service as used herein shall include PocketNetTM Service.

     1.18 "Person" means a corporation, partnership, joint venture, association, individual or other entity.

     1.19  "Personnel"  means  the  owners,  officers,   employees,  agents  and
independent contractors of a Party, to the extent such individuals or entities are involved in fulfilling such Party's obligations under this Agreement.

     1.20 "PocketNetTM Service" means the Internet/intranet access data service offered by Company from time to time through Company's PocketNet gateway.

     1.21 "Program Rules" means Company's written policies, procedures and rules now or hereafter in effect relating to its relationship with Channel Member. The Program Rules, as of the date of this Agreement, are set forth in Exhibit B.

     1.22 "RSA" means Rural Service Area, as defined in FCC Public Notice, Report No. 92-40, issued January 24, 1992.

     1.23 "Service" means that PDS Service, CDS Service and/or PocketNet Service as described on Exhibit C for which Channel Member is authorized to solicit Subscribers under this Agreement, and such ancillary services as Company from time to time may offer.

     1.24 "Subscriber" means a customer who has been assigned a Number by Company. Each new Number activated for a customer will be deemed to be a new "Subscriber".

Section 2. Relationship between Company and Channel Member

2.1 Appointment

     Company and Channel Member agree that Channel Member is appointed as an authorized representative for Company (a) to obtain requests for Service in the Area from potential Subscribers, and (b) to provide such assistance to Subscribers as Company periodically may authorize or require, all subject to the terms and conditions of this Agreement.

2.2 Nature of Relationship

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     2.2.1  Company and  Channel  Member are  entering  into this  Agreement  as independent contracting parties, and this Agreement will not create an agency, joint venture, partnership or employment relationship between them. Except as specifically provided in this Agreement or directed by either Party in writing, neither Party will (a) be a legal representative or agent of the other Party for any purpose, (b) have any authority to assume or create any obligation on behalf of the other Party, and (c) will have no right to make any representation or warranty on the other Party's behalf.

     2.2.2 Channel Member has not paid, and will not pay in the future, any franchise or other fee for the right to become or remain Company's representative or to use or continue to use any of Company's Marks. No franchise will be created by the execution or performance of this Agreement.

2.3 Channel Member Responsible for its Business

     2.3.1 Except as otherwise provided in this Agreement, Channel Member will operate its business as it sees fit. Channel Member will be free to engage in such other business activities as Channel Member may desire, as long as such activities do not interfere or conflict with Channel Member's performance of any of its obligations under this Agreement.

     2.3.2 Channel Member will be responsible for the costs of operating its business. Company will not make any deduction, withholding or contribution with respect to Channel Member on account of social security, industrial insurance, unemployment compensation, income tax or otherwise, arising under any federal, state or local law.

2.4 Company's Reservation of Rights to Compete with Channel Member

     Company reserves the right, by itself, through its Affiliates or through non-Affiliates (including other channel members or other authorized representatives): (a) to market Service to potential Subscribers, to obtain requests for Service and to activate Subscribers on Company's Data Network, (b) to obtain requests for service and activate additional Numbers from existing Subscribers, whether or not such Subscribers were referred to Company by Channel Member, and (c) to sell or lease Equipment, and to provide installation, maintenance or repair service for such Equipment, to any Person.

2.5 Program Rules

     The Program Rules (including all future amendments) are incorporated by reference into this Agreement. The Program Rules may include such rules, policies and procedures relating to the Company's relationship with Channel Member as Company periodically may establish. Subject to Channel Member's right to terminate this Agreement under Section 10.4, Company may amend the Program Rules upon thirty (30) days' written notice to Channel Member. Each amendment to the Program Rules will specify an effective date and will apply to Channel Member's actions (including, without limitation, Subscriber activations) occurring on or after such date.

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2.6 No Violation of Other Agreements

     Channel Member represents and warrants to Company that Channel Member's execution and performance of this Agreement will not violate any other contract to which Channel Member is a party or obligation by which Channel Member is bound (including, without limitation, terms relating to covenants not to compete and confidentiality). Channel Member will not disclose to Company, or use or induce Company to use, any proprietary information or trade secrets of any other Person.

2.7 Ethical Conduct and Practices

     In all dealings with each other, Subscribers and other Persons, Channel Member and Company will be governed by the highest standards of honesty, integrity, fair dealing and ethical conduct. Neither Party will engage in any activity that may be harmful to the other Party's goodwill or may reflect unfavorably on its Marks. This prohibition includes, without limitation, the commission of any unfair trade practice, the publication of any false, misleading or deceptive advertising, or the commission of any fraud or misrepresentation.

Section 3. Channel Member's General Obligations

3.1 Records

     Channel Member will create and maintain complete and accurate records of all transactions and activities relating to this Agreement (including, without limitation, records of its contacts with Subscribers, potential Subscribers, and Service activations) and any other records required under applicable law. Channel Member (a) will preserve such records at its principal place of business for a period consistent with generally accepted document retention principles, and (b) will make such records available to Company for inspection and copying during normal business hours. Channel Member will keep all accounting records in accordance with generally accepted accounting principles.

3.2 Channel Member Personnel

     3.2.1 Channel Member will exercise sole control of its Personnel and will be solely responsible for their actions and omissions. Any breach of this Agreement by Channel Member's Personnel will constitute a breach by Channel Member, entitling Company to pursue all of its rights and remedies under this Agreement or applicable law. Notwithstanding the foregoing, Company will have no obligation to or liability for any Personnel, and none of the Personnel is intended to be a third-party beneficiary of this Agreement.

     3.2.2 Channel Member will advise all its Personnel of their obligations under this Agreement and will ensure that its current or former Personnel comply with this Agreement and the Program Rules.

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     3.2.3 Channel Member will ensure that all of its Personnel  involved in the sale and use of the Service and the demonstration, installation and repair of the Equipment or Applications attend regular training courses as required by Company, which training will be conducted within 100 miles of where Channel Member's principal business is located. Company will provide such training at no direct charge to Channel Member or its Personnel; provided, however, that any incidental costs (including, for example, travel and living expenses) incurred by Channel Member or its Personnel in connection with such training will be the sole responsibility of Channel Member. In the event Company now or hereafter requires any of Channel Member's Personnel to be certified by Company prior to performing any of Channel Member's obligations hereunder, Channel Member will comply fully with such certification requirements. Company may in addition offer optional training and may charge Channel Member for such training.

     3.2.4 Channel Member may not appoint any agent, independent contractor, subcontractor, or other representative to solicit potential Subscribers for the Service (or perform services related to such solicitation) without Company's prior written approval (which will not be unreasonably withheld).

3.3 Compliance with Laws

     In connection with Channel Member's performance of its obligations under this Agreement, Channel Member will comply with all applicable federal, state and local laws, rules, regulations and court orders. Without limiting the generality of the foregoing, Channel Member will pay, collect and remit such taxes as may be imposed with respect to any compensation, royalties or transactions under this Agreement in accordance with applicable laws, rules, regulations and orders of governmental authorities having jurisdiction.

3.4 Insurance

     During the term of this Agreement, Channel Member at its sole expense will maintain with insurers reasonably acceptable to Company at a minimum the following types of insurance policies with the stated coverage limits:

     1.    Commercial General Liability $1,000,000 / 2,000,000 aggregate

     2.    Automobile               $1,000,000

     All policies shall cover each occurrence up to an amount of $1 million per occurrence, and shall name Company as an additional insured. Company may upon written notice require Channel Member to change the above minimum coverages, and Channel Member will obtain any additional insurance coverage within (90) ninety days of such notice. Channel Member will provide Company with certificates of insurance, endorsements and other supporting materials as Company reasonably may request to evidence Channel Member's continuing compliance with this Section 3.4.


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3.5 Provision of Information

     Upon Company's reasonable request, Channel Member will provide Company with true and accurate financial and other information regarding Channel Member's business, as it relates to this Agreement.

Section 4. Channel Member's Obligations Relating to Service

4.1 Advertising and Promotion

     4.1.1 Channel Member will actively promote and market the Service in that portion of the Area identified in Exhibit A as owned or operated by Company, and Channel Member may in addition actively promote and market the Service in the remaining portion of the Area. From time to time, Company may establish standards for Channel Member's advertising, promotional and training materials relating to Service. All advertising and promotional activities conducted by Channel Member will be completely factual and ethical, and Channel Member shall be solely responsible for the content thereof, whether or not reviewed by Company.

     4.1.2 Company may, in its sole discretion, reference Channel Member in advertising and promotion of the Service, including but not limited to, lists of Channel Members to be provided to potential Subscribers, and general advertising of the Channel Member program. In the event a specific advertisement or promotion is planned which will reference only Channel Member and not other Company channel members or other authorized representatives, Company must first obtain Channel Member's written consent before such use. Company must also obtain Channel Member's prior written consent before using any Channel Member Mark.

4.2 Solicitation of Requests

     4.2.1 Channel Member will use commercially reasonable efforts to solicit and obtain requests for Service from potential Subscribers in that portion of the Area owned or operated by Company, and may solicit and obtain requests for Service from potential Subscribers in the remaining portion of the Area. Channel Member will at all times give prompt, courteous and efficient service to the public.

     4.2.2 Company periodically may authorize or restrict Channel Member from soliciting requests for Service under certain rate plans or from certain potential Subscribers or in certain portions of the Area by providing Channel Member with written notice of such authorization or restriction.

     4.2.3 In soliciting requests for Service, Channel Member will use only Company-approved Subscriber Agreements, enrollment procedures and activation procedures. Company may change such Subscriber Agreements and procedures at any time, upon written notice to Channel Member.


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     4.2.4  Channel  Member at all times will  identify  Company as the  Service provider in all portions of the Area (including those MSAs and RSAs not owned or operated by Company but in which Company provides Service). Except as may otherwise be provided in the Program Rules, Channel Member will not state or suggest, or use any advertising or marketing materials that state or suggest, any association with Company without Company's prior written consent.

     4.2.5 Channel Member will only quote to and activate potential Subscribers on Company-approved rate plans for that portion of the Area in which Subscriber will primarily use the Service, and Company's terms and conditions for Service. Channel Member will not discount or adjust any such rate plans, terms or conditions. Company may change its rates, terms and conditions for Service at any time for existing or potential Subscribers and will provide Channel Member with prompt written notice of any such change.

4.3 Subscriber Agreements

     4.3.1 Each Subscriber will be subject to Company's potential acceptance or rejection, based upon Company's review of the potential Subscriber's credit, the sufficiency and validity of information contained in the Subscriber Agreement, or any other valid business reason.

     4.3.2 If Company does not accept a potential Subscriber obtained by Channel Member, Channel Member will not enter into a written agreement for Service with, or otherwise agree to provide Service to, the potential Subscriber.

4.4 Deposits and Billings

     4.4.1 Channel Member will collect such deposits and advance payments from Subscribers as Company may require. Such deposits and advance payments will be made payable to Company, not Channel Member, unless Company specifically authorizes Channel Member in writing that such deposits and advance payments may be made payable to some other Person. Channel Member will deliver all such payments to Company in accordance with Company's then-current activation procedures.

     4.4.2 Company will bill Subscribers directly for Service and Channel Member shall not be authorized to make payments on behalf of a Subscriber unless Company specifically authorizes Channel Member in writing to collect such amounts on Company's behalf. Company retains the sole right to collect all moneys and to settle all claims by Subscribers relating to Service and Channel Member will have no right to require Company to assert or enforce claims against Subscribers. Channel Member, upon Company's request, will assist Company in obtaining any information relating to any Subscriber claim or obligation.

4.5 Relationship between Channel Member and Subscribers


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     4.5.1  Channel  Member's  duties  hereunder  consist  solely  of  acting on
Company's behalf as a facilitator to match the needs of potential Subscribers with Company's Service offerings. Company's provision of Service to any Subscriber will constitute a transaction between Company and the Subscriber only. Channel Member will have no rights in the transaction and will not interfere with the contractual relationship between Company and Subscriber.

     4.5.2 Channel Member will not resell (directly or indirectly) any Service during the term of this Agreement.

Section 5. Channel Member's Obligations Relating to Equipment and Applications

5.1 General

     Channel  Member,  acting for its own account and not as agent for  Company,
(a) may sell or lease, or arrange for the sale or lease of, Equipment and Applications to be used by Subscribers, (b) may provide for the proper preparation and installation of such Equipment and Applications, and (c) may furnish warranty and maintenance service for such Equipment and Applications. Channel Member may obtain Equipment and Applications from any supplier, provided that the Equipment meets or exceeds the regulations and standards described in
Section 5.2. Channel Member will be solely responsible for establishing the price and other terms and conditions for its Equipment and Application sales and leases, and obtaining payment therefor.

5.2 Minimum Quality Standards

     Channel Member will recommend, sell, lease or otherwise furnish to Subscribers only (a) that Equipment which complies with all applicable FCC regulations and (b) that Equipment and Applications that comply with Company's minimum technical and other standards relating to transmission, regulatory compliance, network compatibility, reliability, security and overall quality (as published by Company from time to time).

5.3 Configuration

     5.3.1 Except as Company may specify in writing, Channel Member will program the Equipment of each Subscriber whose Service application is obtained through Channel Member's efforts and is accepted by Company with (a) the Number and NEI (as applicable) assigned by Company for use on Company's Data Network, (b) any Applications selected by Subscriber, and (c) all other parameters specified by Company in connection with Service. "Program" shall include entering all information required by Company and the Equipment or Application providers for initial trouble-free operation on Company's Data Network.

     5.3.2 Channel Member will be solely responsible for the configuration of any Application provided by Channel Member to a Subscriber.


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     5.3.3 Channel Member will not charge Subscribers commercially  unreasonable fees for the initial configuration, programming or activation of Equipment or Applications.

5.4 Demonstration Equipment and Service

     Company, at its sole option, may supply Equipment, Applications, or Service to Channel Member for demonstrating Service to potential Subscribers. Channel Member will use such Equipment, Applications and Service only for that purpose. Channel Member will bear the risk of loss or damage to demonstration Equipment and Applications (other than ordinary wear and tear) from the time any such Equipment and Applications are placed in the possession of Channel Member until returned to Company, and shall mark all such Equipment as being the property of Company. Channel Member shall return all such Equipment and Applications to Company at the earlier of Company's written request or upon termination of the Agreement.

Section 6. Channel Member Compensation

6.1 General

     6.1.1 Subject to the terms of this Agreement and the Program Rules, Channel Member will be eligible to receive compensation, in such amounts and at such times as are specified in the Program Rules, for each Subscriber Agreement that
(a) is procured primarily by Channel Member or its Personnel, (b) is accepted by Company, and (c) for which Service is activated during the term of this Agreement.

     6.1.2 The compensation set forth in the Program Rules will be the total compensation payable to Channel Member by Company for Channel Member's services provided hereunder. Channel Member will only be entitled to receive compensation in connection with Subscribers whose Subscriber Agreement have been solicited and whose Service has been activated in strict compliance with this Agreement.

     6.1.3 Company, at any time and without prior notice to Channel Member, may introduce new Service rate plans for which different compensation will be paid to Channel Member.

     6.1.4 Company may cease offering any Service rate plan to Subscribers or potential Subscribers at any time. In such case, Company will notify Channel
Member of the effective date on which any such Service rate plan will be discontinued. Channel Member will not be entitled to any compensation for Subscribers activated on any discontinued Service rate plan on or following the date of discontinuance. To the extent a Subscriber continues to receive Service under a different Service rate plan, Channel Member will continue to receive compensation under the Program Rules for any remaining eligible period for such Subscriber.

6.2 Disputes between Channel Members and Others


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     If any dispute arises between  Channel Member and a third party relating to any payment alleged to be due Channel Member from Company, Company may withhold payment of the disputed amount (without the accrual of interest) until the earlier of (a) the parties' mutual resolution of the dispute, or (b) the resolution of the dispute by final order of a court or arbitration tribunal in accordance with Subsection 12.1.

6.3 Company's Right to Offset

     Company may offset against any amount owed to Channel Member by Company hereunder, any amounts owed by Channel Member to Company or its Affiliates pursuant to this Agreement, or otherwise, including without limitation, any expenses and damages that are incurred by Company and are subject to indemnification by Channel Member under Section 12.4.

6.4 Reserve

     Upon any termination of this Agreement, Company may withhold a reasonable reserve from any amounts owed to Channel Member, which reserve will be used to satisfy any obligations owed by Channel Member to Company. Company will within six (6) months of withholding a reserve review whether such reserve continues to be necessary. Within thirty (30) days following Company's determination that a portion of the reserve is no longer necessary to satisfy any of Channel Member's obligations, Company will pay such portion to Channel Member.

Section 7. Marks

7.1 Ownership

     Each Party's Marks are and will remain the exclusive property of such Party or such Party's licensors (if any). Each Party will comply with all rules and procedures relating to the Marks that such Party may from time to time prescribe. Neither Party will have any rights to the Marks except as expressly provided herein and will not acquire any rights therein or expectancy to their use as a result of such Party's use of the Marks during the term of this Agreement. A Party may discontinue the other Party's use of or license to its Mark at any time.

7.2 Use

     Except as otherwise provided in Section 4.2.4, neither Party will use any of the other Party's Marks without specific prior written approval. Any unauthorized use of the Marks, or any use of Company's Marks that is not in compliance with Company's rules and procedures, will constitute a material breach of this Agreement. Upon the termination of this Agreement, each Party immediately will discontinue its use of all of the other Party's Marks.

Section 8. Nondiversion of Subscribers and CDS Service Exclusivity


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8.1 Nondiversion

     During the term of this Agreement and for one (l) year after its termination (whether voluntary or involuntary), Channel Member, its Personnel and its Affiliates (a) will not request any Subscriber of Company who Channel Member knows to be a Subscriber of Company to curtail or cancel its business with Company, or (b) otherwise solicit, divert or attempt to divert any such Subscriber from patronizing Company's Service. During the one-year period after termination of this Agreement, any Subscribers of Company who contact Channel Member, its Personnel, or its Affiliates, whether with respect to existing Service or potential additional Service, will be referred directly to Company. Channel Member will advise all of its Personnel of their obligations under this
Section 8.

8.2 CDS Service Exclusivity

     If Channel Member is authorized pursuant to Exhibit C to solicit Subscribers to CDS Service, Channel Member agrees that, at all times during the term of this Agreement, it will not market, offer, provide, procure, or refer any potential Subscriber or actual Subscriber to any voice or circuit switched data service competing with Company in the Area, which service is offered by or through any Person (including any reseller) other than Company or Company's Affiliates.

Section 9. Events of Default

     Each of the following events will constitute an Event of Default:

         (a) any breach of this Agreement by a Party;

         (b) the commission of any illegal act (excluding misdemeanors not involving dishonesty or moral turpitude) by, or the filing of any criminal indictment or information against, a Party, or any of its owners, officers, directors or employees;

         (c) a Party's insolvency, becoming the subject of a petition in bankruptcy, having a receiver appointed for its business or entering into any arrangement with, or assignment for the benefit of, its creditors or ceasing to function as a going concern or experiencing a material deterioration in its financial condition such that, in the other Party's reasonable business judgment, its ability to perform the terms of this Agreement is threatened;

         (d) a Party (or any of its Affiliate's) defaulting under any other material agreement between it (or its Affiliate) and the other Party (or any of its Affiliates), so that such other Party (or its Affiliate) has the present right to terminate such other agreement for default; and

         (e) a Party's unauthorized assignment of this Agreement.

Section 10. Term and Termination

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10.1 Term

     This Agreement is for a two (2) year term commencing as of the date first written above.

10.2 Renewal

     Upon the  expiration  of the initial term of this  Agreement,  and provided that Company continues to offer Service in the Area, this Agreement automatically will be extended for additional one (1) year periods unless either Party gives the other Party at least sixty (60) days' written notice prior to the expiration of the then current term of its intention to terminate this Agreement.

10.3 Termination

     10.3.1 Except as otherwise provided in Section 10.3.2 and Section 10.3.3, either Party may terminate this Agreement upon the occurrence of an Event of Default relating to the other Party if the defaulting Party fails to fully cure the Event of Default within thirty (30) days following its receipt of written notice from the Party.

     10.3.2 The Non-defaulting Party may terminate this Agreement immediately, by giving the defaulting Party written notice of termination, upon the occurrence of the Event of Default described in clause (b) or (c) of Section 9.

     10.3.3. Company may terminate this Agreement immediately by giving Channel Member written notice of termination if (a) Channel Member has made a material misrepresentation or omission in its application to establish a representative relationship with Company, (b) Channel Member substantially or continually fails to abide by the standards established by Company under Section 4.1, or (c) Channel Member violates any of its obligations under Section 8.

     10.3.4 Either Party may terminate this Agreement for its convenience upon ninety (90) days' written notice to the other Party.

10.4 Channel Member's Additional Termination Rights

     If Company amends the Program Rules in a manner such that Channel Member's total expected compensation is reduced by greater than ten percent (10%), Channel Member may terminate this Agreement by giving Company written notice of termination at least fifteen (15) days prior to the effective date of Company's proposed amendment. Notwithstanding the foregoing, if Company rescinds the amendment within twenty (20) days after receiving Channel Member's notice (or such lesser time as may remain prior to the effective date of the amendment), this Agreement will not terminate but will continue in full force and effect.

10.5 Company's Additional Termination Rights


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     10.5.1  Upon the  expiration  or  revocation  of any license  required  for
Company to operate in any portion of the Area, this Agreement will immediately terminate with respect to such portion of the Area and Exhibit A will be deemed automatically amended to delete such portion of the Area. If Company transfers any required license to a non-Affiliated third party, Company will have the option with respect to the relevant portion of the Area of either terminating
this  Agreement,   assigning  this  Agreement  to  the  license  transferee,  or continuing this Agreement through the offering of some reasonable substitute for Service.

     10.5.2 Company may terminate this Agreement upon thirty (30) days' written notice to Channel Member, (a) if the FCC or any other regulatory agency rules and regulations governing the provision of Service or the operation of Company's Data Network in the Area change materially and have an adverse impact upon the Company's ability to conduct its business, or (b) upon any change in regulatory authorization affecting any part of this Agreement on terms and conditions that are unacceptable to Company or its Affiliates.

10.6 Survival

     Upon the termination of this Agreement, all rights and obligations of the Parties hereunder will cease without further liability, effective as of the date of termination; provided, that all provisions of this Agreement that reasonably may be interpreted or construed as surviving termination will survive the termination of this Agreement, including but not limited to those set forth in
Section 8.1, 11 and 12.4.

Section 11. Confidential Information

11.1 Ownership and Use

     All Confidential Information is and will remain the exclusive property of the Party to which it belongs, even if it was gained or developed as a result of or in the course of the Parties' relationship. During the term of this Agreement and at all times thereafter, neither Party, or such Party's Affiliates or Personnel, will use or disclose any Confidential Information to any Person except as expressly provided in this Agreement. Each Party will use its best efforts to avoid disclosure, dissemination or unauthorized use of Confidential Information, including, at a minimum, the same degree of effort it uses to protect its own confidential information of a similar nature.

11.2 Exceptions

     The provisions of Section 11.1 will not apply to any information that (a) is or becomes publicly available without breach of this Agreement, (b) can be shown by documentation to have been known to a Party at the time of its receipt from the other Party, (c) is rightfully received from a third Party without a requirement that the third party treat the information as confidential and such third party did not acquire or disclose such information by a wrongful act, (d) can be shown by documentation to have been independently developed by such Party without reference to any of the

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other Party's  Confidential  Information,  or (e) is required to be disclosed by judicial or regulatory process, or other requirements of law.

11.3 Personnel

     Each Party will restrict the possession, knowledge, development and use of Confidential Information to those of its Personnel who have a need to know Confidential Information in connection with this Agreement. Such individuals will have access only to the Confidential Information they need for such purpose.

11.4 Obligations upon Termination

     Upon termination of this Agreement, each Party will promptly deliver to the other or destroy all materials, including but not limited to written documents, audio and video tapes, computer diskettes, and other magnetic, optical or other storage media, containing Confidential Information, and will erase all Confidential Information from its computer hard drives or other storage media which cannot reasonably be transferred.

Section 12. Disputes and Claims

12.1 Arbitration

     12.1.1 Arbitration Clause. Except as stated in paragraph 12.1.6 below, all claims (including counterclaims and cross-claims) and disputes between the Parties shall be resolved by submission to binding arbitration. The Parties shall submit any such disputes to the Seattle, Washington offices of Judicial Arbitration & Mediation Services, Inc. ("JAMS") or such other arbitration service located in Seattle, Washington for which the Parties may agree. If there are no such offices of JAMS, the Parties shall arbitrate their disputes under the commercial arbitration rules of the American Arbitration Association, before one neutral arbitrator, except to the extent that those rules are modified herein.

     12.1.2 Selection of Arbitrator. In the event that a dispute is submitted to JAMS for resolution, the Parties may agree on a jurist from the JAMS panel. If the Parties are unable to agree, JAMS will provide a list of three available panel members and each Party may strike one. The remaining panel member will serve as the arbitrator.

     12.1.3  Initiation  of  Arbitration.   The  aggrieved  Party  can  initiate
arbitration under this paragraph by sending written notice of an intention to arbitrate to the other Party. The notice must contain a description of the dispute, the amount involved, and the remedy sought.

     12.1.4 Procedures and Discovery. The arbitrator shall schedule a prehearing conference to reach agreement on procedural matters, arrange for the exchange of information, obtain stipulations,

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schedule the arbitration  hearing, and attempt to narrow the issues. In order to expedite the arbitration proceedings, the Parties have agreed to place the following limitations on discovery:

     (a) Each Party may propound only one interrogatory requesting the names and addresses of the witnesses to be called at the arbitration hearing.

     (b) On a date to be determined at the prehearing conference, each Party may serve one request for the production of documents. The documents are to be exchanged twenty-one (21) days after service of the request.

     (c) Each Party may depose four (4) witnesses. Each deposition must be concluded within four (4) hours and all depositions must be taken within 60 days of the prehearing conference. Any Party deposing an opponent's expert witness must pay the expert's fee for attending the deposition.

     12.1.5 Enforcement of Award. There shall be no right to appeal the decision of the arbitrator. The award of the arbitrator may be confirmed or enforced in any court having jurisdiction.

12.2 Injunctive Relief

     Notwithstanding paragraph 12.1.1, either Party shall have the option to bring court proceedings to seek an injunction or other equitable relief to enforce any right, duty or obligation under this Agreement, including but not limited to those contained in paragraph 7, 8 and 11. To obtain injunctive or other equitable relief, the Party shall not be required to post a bond or, if required by law or by the court, the other Party hereby consents to a bond in the lowest amount permitted by law.

12.3 Attorney's Fees

     If one Party commences any arbitration or court action against the other, the substantially prevailing Party will be entitled to recover its reasonable costs incurred in connection with the action, including any appeals. For the purposes of this Section 12.3, the term "costs" includes, without limitation, attorneys' fees, paralegal fees, investigative fees, expert witness fees, administrative costs, any other charges billed by the attorney to the prevailing Party and the cost of efforts of in-house legal staff (which will be valued at market rates for comparable services from private practitioners).

12.4 Indemnification

     12.4.1 EACH PARTY WILL, DEFEND, INDEMNIFY AND HOLD THE OTHER AND THE OTHER'S AFFILIATE'S (AND THE OWNERS, DIRECTORS, EMPLOYEES AND AGENTS OF EACH OF
THEM) HARMLESS AGAINST ANY DAMAGES, LOSSES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS) ARISING OUT OF OR RELATING TO ANY CLAIMS, ACTIONS OR OTHER PROCEEDINGS

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



THAT (A) ARE BROUGHT BY OR ON BEHALF OF ANY THIRD PARTY, AND (B) RESULT FROM THE ACTS OR OMISSIONS OF THE INDEMNIFYING PARTY. FOR THE PURPOSES OF THIS SECTION 12.4.1, "THIRD PARTY" MEANS ANY PERSON OR ENTITY OTHER THAN THE PARTIES AND THEIR RESPECTIVE AFFILIATES.

     12.4.2 With respect to any claim, action or proceeding for which one Party is required to indemnify the other Party under Section 12.4.1, the indemnified Party will (a) give the indemnifying Party prompt written notice of the claim, action or proceeding, (b) cooperate with the indemnifying Party in connection with the defense, settlement or prosecution of the claim, action or proceeding, and (c) not settle the claim, action or proceeding without the prior written consent of the indemnifying Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, the indemnified Party will have the right to fully participate in the defense at its own expense, and, further, Company (as an indemnified Party) will have the right to approve Channel Member's selection of counsel, which approval will not be unreasonably withheld. Failure to provide timely notice under this Section will only limit a Party's rights hereunder to the extent the Party entitled to receive notice is prejudiced.

12.5 No Consequential Damages

     NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF SUCH PARTY'S FAILURE TO PERFORM UNDER THIS AGREEMENT. FOR THE PURPOSES OF THIS SECTION 12.5, "PARTY" MEANS THE PARTY, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. NOTHING IN THIS SECTION 12.5 WILL LIMIT A PARTY'S OBLIGATION TO FULLY INDEMNIFY THE OTHER UNDER SECTION 12.4 FOR ACTIONS BROUGHT BY THIRD-PARTIES, EVEN IF SUCH ACTIONS INCLUDE CLAIMS FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

12.6 Limitation of Actions

     EXCEPT FOR INDEMNIFICATION ACTIONS ARISING IN CONNECTION WITH SECTION 12.4, NEITHER PARTY MAY BRING A LEGAL ACTION OR ASSERT A CLAIM WITH RESPECT TO THIS AGREEMENT MORE THAN TWELVE (12) MONTHS AFTER THE CAUSE OF ACTION OR CLAIM ACCRUES.

Section 13. Miscellaneous

13.1 Cooperation in Regulatory Proceedings

     Channel Member will support Company's efforts before regulatory authorities or others regarding Company's provision of Service hereunder. Upon reasonable notice and at Company's expense, Channel Member will cooperate with Company regarding any such efforts, including,

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



among other things, by providing Personnel who are able to testify at appropriate times regarding any aspect of this Agreement or related issues.

13.2 Force Majeure

     Neither Party will be liable for any loss, damage, cost, delay or failure to perform resulting from causes beyond its reasonable control including, but not limited to, acts of God, fires, floods, earthquakes, strikes, insurrections, riots, lightening or storms, or delays of suppliers or subcontractors for the same causes.

13.3 Notices

     Any notice or other communication under this Agreement given by one Party to the other will be in writing and will be delivered in person, by electronically receipted facsimile (that is acknowledged in a similar manner by the intended recipient) by certified mail, return-receipt requested (properly addressed and stamped with the required postage) or by national overnight delivery service to the intended recipient at its address specified below its signature at the end of this Agreement and to the attention of the individual who executed this Agreement on behalf of such Party. Notices are effective upon receipt. Any Party may change such address or individual by giving the other Party notice in accordance with this Section l3.3.

13.4 Export Control

     The Parties acknowledge that any Equipment, Applications, products, software, and technical information (including, but not limited to, Services and training) provided under this Agreement are subject to the export laws and regulations of the United States of America and any use or transfer of such Equipment, Applications, products, software, and technical information outside of the United States or to foreign nationals must be authorized under those regulations.

13.5 No Waiver

     No failure or delay on the part of Company in exercising any right, power or privilege under this Agreement or under the Program Rules, and no course of dealing between Channel Member and Company, will be deemed a waiver of any further exercise of any right, power or privilege. The rights and remedies expressly provided herein are cumulative and not exclusive of any rights or remedies which Company would otherwise have.

13.6 Assignment

     This Agreement will bind and inure to the benefit of Channel Member, Company and their respective successors and assigns. Company may assign or delegate all or any portion of its rights or obligations hereunder. Channel Member may not assign or delegate any of its rights or obligations hereunder without Company's prior written consent, which may be withheld at Company's sole

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                                       18
discretion. For the purposes of this Section, any transaction by which a Person acquires fifty percent (50%) or more of the voting power, interest in income or dividends or assets of Channel Member, or the right to control Channel Member or its business, will constitute an assignment of this Agreement by Channel Member.

13.7 Applicable Law

     This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Washington without reference to its choice of law rules.

13.8 Entire Agreement

     13.8.1 This Agreement represents the entire agreement between the Parties with respect to the matters addressed in this Agreement and, except as expressly provided herein, may not be modified by any other agreements, representations or understandings, whether oral or in writing. This Agreement supersedes all prior agreements between the Parties, except that any covenants relating to confidentiality, business record retention and other post-termination covenants of prior agreements will survive.

     13.8.2 This Agreement will be construed as a separate contract with each of Company's Affiliates now or hereafter providing Service hereunder. If any such Affiliate ceases to be affiliated with Company, such Affiliate may terminate this Agreement (solely with respect to the Affiliate) upon thirty (30) days' written notice to Channel Member (which notice may be given prior to disaffiliation).

13.9 Amendments

     Except as otherwise provided in this Agreement, no amendment, modification or waiver of any of the provisions of this Agreement will be valid unless set forth in a written instrument signed by the Party to be bound thereby. Notwithstanding the foregoing, Company unilaterally may modify this Agreement at any time, provided such modification is reasonably necessary to comply with the laws, orders, regulations and approval requirements of governmental authorities having jurisdiction over the Company's provision of Service hereunder. Company will notify Channel Member as soon as practicable of any such modifications.

13.10 Severability

     If any provision of this Agreement is held invalid under any applicable law, such invalidity will not affect any other provision of this Agreement that can be given effect without the invalid provision. Further, all terms and conditions of this Agreement will be deemed enforceable to the fullest extent permissible under applicable law and, when necessary, the arbitrator or court is requested to reform any and all terms or conditions to give them such effect.


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Section 14. Independent Investigation

     COMPANY AND CHANNEL MEMBER ACKNOWLEDGE THEY HAVE READ THIS AGREEMENT AND UNDERSTAND AND ACCEPT THE TERMS AND CONDITIONS CONTAINED HEREIN AS BEING REASONABLY NECESSARY TO MAINTAIN COMPANY'S HIGH STANDARDS FOR SERVICE. CHANNEL MEMBER UNDERSTANDS THAT COMPANY MAY AT ANY TIME ALSO BE ENGAGED DIRECTLY OR INDIRECTLY THROUGH OTHER CHANNEL MEMBERS, REPRESENTATIVES, DEALERS, RETAILERS, OR OTHERWISE, IN SOLICITING POTENTIAL SUBSCRIBERS FOR SERVICE ON THE SAME OR DIFFERENT TERMS AS THOSE PROVIDED TO CHANNEL MEMBER. CHANNEL MEMBER ALSO UNDERSTANDS THAT COMPANY MAY SELL SERVICE TO OTHERS WHO MAY RESELL IT. CHANNEL MEMBER HAS INDEPENDENTLY INVESTIGATED THE WIRELESS COMMUNICATIONS BUSINESS AND THE PROFITABILITY (IF ANY) AND RISKS THEREOF AND IS NOT RELYING ON ANY REPRESENTATION, GUARANTEE, OR STATEMENT OF COMPANY OTHER THAN AS SET FORTH HEREIN. IN PARTICULAR, CHANNEL MEMBER ACKNOWLEDGES THAT COMPANY HAS NOT
REPRESENTED (A) CHANNEL MEMBER'S PROSPECTS OR CHANCES FOR SUCCESS SELLING SERVICE UNDER THIS AGREEMENT, (B) THE TOTAL INVESTMENT THAT CHANNEL MEMBER MAY NEED TO MAKE TO OPERATE UNDER THIS AGREEMENT (COMPANY DOES NOT KNOW THE AMOUNT OF THE TOTAL INVESTMENT THAT MAY BE REQUIRED FOR THIS PURPOSE), OR (C) THAT IT WILL LIMIT ITS EFFORTS TO SELL SERVICE OR ESTABLISH OTHER CHANNEL MEMBERS IN THE AREA.

     The Parties have entered into this Agreement through their respective duly-authorized representatives on the date first above written. Compudawn, Inc.

By:       /s/ John Patrick Hefferon
Title:   Exec. Vice Pres. Sales & Marketing
Address: 77 Spruce Street
         Cedarhurst, New York 11516
Attn:    John Hefferon
Telephone: (516) 374-6700 x607

AT&T Wireless Data, Inc. d/b/a AT&T Wireless
Services

By:       /s/ illegible
Title:    Director of Sales
Address:  10230 N.E. Points Drive
          Kirkland, Washington 98033
Attn:     Legal Department
Telephone:(206) 803-4000

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






                                    Exhibit B



                              Channel Program Rules

                         Effective Date: February 1,1997

1. Incorporated Channel Program Agreement

     These Channel Program Rules ("Program Rules") are a part of the AT&T Wireless Data Channel Program Agreement (the "Agreement") that has been executed by Company and Channel Member and, except as provided in paragraph 2 below, are to be interpreted and administered in a manner consistent with the Agreement.

2. Inconsistencies in Terms

     If any inconsistency or conflict exists between the Agreement, as it may be amended from time to time, any prior Agreement, prior Data Solutions Program Rules, prior Channel Member Rules or these Program Rules, these Program Rules will control.

3. Defined Terms

     In addition to the terms defined in the Agreement, the following terms will have the meanings set forth below:

     3.1 "Activation Date" means the date on which Company makes Service available to a PDS Subscriber, or, in the case of a CDS Subscriber, the date on which such CDS Subscriber is registered for CDS Service.

     3.2 "CDS Enabling Device" means a circuit switched cellular modem, cable or laptop computer that enables a laptop computer to access and to operate over circuit switched cellular networks.

     3.3 "CDS Service Revenues" means moneys received by Company from a CDS Subscriber as payment for local cellular airtime used in connection with CDS Service. For the period beginning upon execution of the Agreement and continuing through such time as Company shall provide Channel Member with written notice, CDS Service Revenues will be based upon a CDS Service Revenues usage profile of Forty Dollars ($40) per month per Subscriber. For Subscriber Accounts with more than 25 CDS Subscribers, Channel Member may request Company to establish a higher usage profile based upon prospective usage information supplied by such Subscriber Account, and Company may in its sole discretion establish a higher usage profile for Subscribers associated with such Subscriber Account.

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




     At such time as Company provides Channel Member with written notice, CDS Service Revenues will change to:

     For Subscribers who have been existing Company cellular voice customers for at least three full calendar months prior to purchasing a CDS Enabling Device and registering for CDS Service, CDS Service Revenues for each month will be calculated as follows:

         Cellular Service Revenues for that calendar month, minus such CDS Subscriber's average monthly Cellular Service Revenues for the three full calendar months immediately prior to such CDS Subscriber's registration for CDS Service.

     For Subscribers who are new Company cellular voice customers or have been existing Company cellular voice customers for less than three full calendar months prior to purchasing a CDS Enabling Device and registering for CDS Service, CDS Service Revenues for each month will be calculated as follows:

         Cellular Service Revenues for that calendar month, minus the average monthly Cellular Service Revenues for Company's cellular voice subscribers in the MSA or RSA in which the CDS Subscriber resides for the three full calendar months immediately prior to such CDS Subscriber's registration for CDS Service.

     CDS Service Revenues shall specifically exclude moneys received by Company from Subscribers for any CDS Service used in connection with a PocketNetTM Service Access Device.

     3.4 "CDS Subscriber" means a customer who purchases a CDS Enabling Device from Channel Member, who is registered for CDS Service within thirty (30) days of such purchase, and, if a new Number is activated for such customer, submits a Subscriber Agreement for CDS Service (on a Company-authorized rate plan) through Channel Member in compliance with the Agreement, which Subscriber Agreement is accepted by Company.

     3.5 "Cellular Service Revenues" means, for CDS Subscribers, moneys received by Company from a CDS Subscriber for voice cellular usage and CDS Service usage. Cellular Service Revenues shall specifically exclude long distance, toll, taxes, roaming charges, activation fees, access fees, and feature charges. Cellular Service Revenues shall be adjusted for CDS Subscriber credits and bad debt.

     3.6 "Compensation Schedule" means the Channel Member compensation schedule attached hereto and made a part hereof, as the same may be modified by Company from time to time.

     3.7 "Level 1 Customer Support" means direct, first contact customer support regarding all aspects of Subscriber's use of the Service (whether arising in connection with the Equipment, Application, hardware, software or Service) including, for example, issues relating to modems,

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



protocol stacks, software configuration and setup, usability issues, Service activation and Service coverage.

     3.8 "PDS Service Revenues" means moneys received by Company from PDS Subscribers as payment for packet data transmitted and received in connection with PDS Service and does not include moneys from such charges as, without limitation, activation fees, taxes, interconnection charges, and feature charges. PDS Service Revenues will be adjusted for PDS Subscriber credits and bad debt.

     3.9 "PocketNetTM Service Access Device" means an integrated data and cellular telephone device which enables PDS Subscribers to access PocketNetTM Service.

     3.10 "PDS Subscriber" means a customer who submits a Subscriber Application for PDS Service or PocketNet Service (provided Channel Member is authorized to solicit Subscribers to PocketNet Service as provided in Exhibit C to the Agreement) on a Company-authorized rate plan through Channel Member in compliance with the Agreement, which Subscriber Agreement is accepted by Company, who is assigned a Number by Company, and who is activated for PDS Service in compliance with the Agreement.

     3.11 "Service Revenues" means, collectively, all applicable PDS Service Revenues and CDS Service Revenues.

     3.12  "Subscriber"  means,  collectively,   all  PDS  Subscribers  and  CDS
Subscribers.

     3.13 "Subscriber Account" means any group of Subscribers whose NEIs or Numbers were assigned in connection with a single Person.

4. Activation Procedures

     Channel Member will activate Subscribers in compliance with these Program Rules and Company's then-current activation procedures. Company will provide Channel Member with written activation procedures from time to time. In the event Channel Member is activating Service for a PocketNet Service Access Device, Channel Member shall only activate PDS Service, and must refer the voice and CDS Service activation to Company.

5. Compensation

     5.1 Company will compensate Channel Member for PDS Subscribers in accordance with these Program Rules and the Compensation Schedule. Channel Member will not receive any compensation, and shall not receive any credit toward Channel Member's PDS Goal Attainment and PDS Minimum Performance Standards, for any PDS Subscriber unless the PDS Subscriber's Service application clearly indicates that Channel Member solicited the PDS Subscriber's order for Service and such PDS Subscriber was activated in accordance with
Section 4. In addition, Channel Member

Channels Agreement - R 2/18/97
                                        3
shall not be entitled to any compensation for a PDS Subscriber activating PDS Service in connection with a PocketNet Service Access Device if Company has previously paid any compensation to Channel Member or any Person other than Company or its Personnel to obtain such PDS Subscriber as a cellular voice subscriber in connection with such PocketNet Service Access Device.

     5.3 If Channel Member is authorized to solicit CDS Subscribers pursuant to the Agreement and Exhibit A thereto, Company will compensate Channel Member for CDS Subscribers in accordance with these Program Rules and the Compensation Schedule. Channel Member will not receive any compensation and shall not receive any credit toward Channel Member's CDS Goal Attainment and CDS Minimum Performance Standards for any CDS Subscriber unless Channel Member (a) submits to Company satisfactory evidence that such CDS Subscriber purchased a CDS Enabling Device from Channel Member, (b) such CDS Subscriber is registered for CDS Service within thirty (30) days after such purchase, and (c) such CDS Subscriber was activated in accordance with Section 4.

     5.4 Compensation will be available for each Subscriber for a maximum of four years from the Subscriber's Activation Date, provided, however, compensation shall immediately terminate with respect to such Subscriber prior to the expiration of such four years if (a) the Agreement terminates; (b) Subscriber's agreement with Company terminates; or (c) Channel Member discontinues providing Level l Customer Support to any Subscriber.

     5.5 Company will pay Channel Member any earned compensation on a calendar quarter basis, within thirty (30) days following the end of each calendar quarter occurring during the term of the Agreement. Payments of the Goal Attainment Fee will commence following the calendar quarter during which Channel Member reached the applicable Attainment Goal, with the first such payment including all amounts accrued since the beginning of the applicable calendar year.

6. Customer Support Fee

     6.1 Company will pay Channel Member the Customer Support Fee set forth in the Compensation Schedule for each Subscriber referred to Company by Channel Member which receives Level l Customer Support from Channel Member, based upon a percentage of Service Revenues generated by such Subscriber, provided, however, Channel Member shall not be entitled to receive a Customer Support Fee for any CDS Subscriber for whom Company is currently paying a voice cellular residual to any Person.

     6.2 With respect to any given Subscriber, Channel Member will be eligible to receive the Customer Support Fee only during the period in which Channel Member is actually providing Level l Customer Support.

     6.3 If, during any calendar quarter, Company receives service calls from Subscribers which equal five percent (5%) or more of the total number of Subscribers, Channel Member will be placed on support probation, and Company will deduct from Channel Member's Customer Support

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                                        4

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Fees for that calendar  quarter that percentage  equal to the percent of service calls exceeding 5%. If Channel Member is on support probation for two consecutive calendar quarters or more than two calendar quarters in any calendar year, Company may immediately terminate the Agreement by giving written notice to Channel Member.

7. Goal Attainment Fee

     7.1 The PDS Goal Attainment level for the calendar year commencing in which the Agreement is executed is Fifty Thousand Dollars ($50,000.00). To the extent that PDS Service Revenues for new PDS Subscribers activated in that year are equal to or greater than the PDS Goal Attainment level, Company will pay Channel Member the PDS Goal Attainment Fee based upon eligible PDS Service Revenues for all PDS Subscribers for whom Channel Member received Customer Support Fees in that calendar year, and not just such new PDS Subscribers. The PDS Goal Attainment level for subsequent calendar years may be adjusted by providing Channel Member with written notice of the PDS Goal Attainment level within thirty (30) days of the commencement of that year.

     7.2 The CDS Goal Attainment level for the calendar year commencing in which the Agreement is executed is Fifty Thousand Dollars ($50,000.00). To the extent that CDS Service Revenues for new CDS Subscribers activated in that year are equal to or greater than the CDS Goal Attainment level, Company will pay Channel Member the CDS Goal Attainment Fee based upon eligible CDS Service Revenues for all CDS Subscribers for whom Channel Member received Customer Support Fees in that calendar year, and not just such new CDS Subscribers. The CDS Goal Attainment level for subsequent calendar years may be adjusted by providing Channel Member with written notice of the CDS Goal Attainment level within thirty (30) days of the commencement of that year.

     7.3 If Channel Member's Agreement with Company begins after January 3l of any year, Company will prorate the above Goal Attainment levels for the first year of the Agreement, to reflect the actual portion of the year the Agreement was in effect.

8. Processing Fee

     Company will pay Channel Member a Processing Fee pursuant to these Program Rules and as set forth in the Compensation Schedule. If a Subscriber activates a PocketNet Service Access Device, Channel Member will be paid only one Processing Fee.

9. Minimum Performance Standard

     9.1 During each calendar year, PDS Subscribers for whom Channel Member is receiving Customer Support Fees must generate PDS Service Revenues for Company of at least Thirty Thousand Dollars ($30,000.00). If such PDS Subscribers fail to generate PDS Service Revenues in the amount of Seven Thousand Five Hundred Dollars ($7,500.00) in any calendar quarter, Channel

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                                        5

Member will be placed on probation. If, during the following calendar quarter, PDS Subscribers fail to generate PDS Service Revenues of at least Seven Thousand Five Hundred Dollars ($7,500.00), Company may immediately terminate the
Agreement for cause by giving Channel Member written notice. Any failure by Company to terminate Channel Member in such event will not be considered a waiver, and Company will retain the right to terminate Channel Member for any subsequent failure by PDS Subscribers to generate PDS Service Revenues of at least Seven Thousand Five Hundred Dollars ($7,500.00) during any calendar quarter. Company, in its sole discretion, may change the PDS Minimum Performance Standard once per calendar year by giving Channel Member written notice.

     9.2 During each calendar year, CDS Subscribers for whom Channel Member is receiving Customer Support Fees must generate CDS Service Revenues for Company of at least Thirty Thousand Dollars ($30,000.00). If such CDS Subscribers fail to generate CDS Service Revenues in the amount of Seven Thousand Five Hundred Dollars ($7,500) in any calendar quarter, Channel Member will be placed on probation. If, during the following calendar quarter, CDS Subscribers fail to generate CDS Service Revenues of at least Seven Thousand Five Hundred Dollars ($7,500.00), Company may immediately terminate the Agreement for cause by giving Channel Member written notice. Any failure by Company to terminate Channel Member in such event will not be considered a waiver, and Company will retain the right to terminate Channel Member for any subsequent failure by CDS Subscribers to generate CDS Service Revenues of at least Seven Thousand Five Hundred Dollars ($7,500.00) during any calendar quarter. Company, in its sole discretion, may change the CDS Minimum Performance Standard once per calendar year by giving Channel Member written notice.

     9.3 If Channel Member's Agreement with Company begins after January 3l of any year, Company will prorate the above Minimum Performance Standards for the first year of the Agreement, to reflect the actual portion of the year the Agreement was in effect.

10. Technical and Support Personnel

     10.1 Within ninety (90) days following the execution of the Agreement, Channel Member continuously will maintain at least one full time technical support person who has received a Wireless Data Technical Support Certificate. If Channel Member fails to maintain a certified technical support person in compliance with this paragraph, Company immediately may terminate the Agreement for cause by giving Channel Member written notice. Company's failure to so terminate the Agreement will not constitute a waiver of its right to terminate the Agreement at any time Channel Member is in violation of this paragraph.

     10.2 Within ninety (90) days following the execution of the Agreement, Channel Member continuously will maintain at least one full time customer support person who has received a Wireless Data Customer Support Certificate. If Channel Member fails to maintain a certified customer support person in compliance with this paragraph, Company immediately may terminate the Agreement for cause by giving Channel Member written notice. Company's failure to so

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                                        6
terminate the Agreement will not constitute a waiver of its right to terminate the Agreement at any time Channel Member is in violation of this paragraph.

11. Lead Distribution System

     11.1 Company periodically may furnish Channel Member with the names of potential sales opportunities. Company will distribute leads to Channel Member only if Company determines (in its sole discretion) that the opportunities are suitable for Channel Member, taking into consideration Channel Member's expertise, location, targeted market and other relevant factors. If Company determines that certain leads are suitable for more than one channel member or other authorized representative, Company, in its sole discretion (a) will allocate those leads among qualified members in a reasonable manner, or (b) distribute the lead to all qualified members.

     11.2 Within two Business Days following Channel Member's receipt of any lead, Channel Member will notify Company whether Channel Member intends to pursue the sales opportunity. If Channel Member elects to pursue the lead, Channel Member will follow Company's lead solicitation policies in pursuing such lead. If Channel Member rejects the lead, or fails to respond to Company within the two Business Days, Company may assign the lead to another Channel Member or pursue the lead directly. Should Channel Member desire to pursue the lead after rejecting it or failing to respond in two Business days Channel Member must first obtain written permission from Company to pursue the lead. If Channel Member repeatedly fails to respond to leads in a timely manner, Channel Member will be deemed ineligible to participate in the lead distribution system.



Channels Agreement - R 2/18/97
                                        7

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                              Compensation Schedule



                                February l, 1997

                                   PDS Service




Year       Processing        Customer               Goal                   Total
             Fee New         Support            Attainment              Possible
           Subscriber          Fee                  Fee
              Bonus
l              $35             10%*                  2%*                    12%
2                              10%*                  2%*                    12%
3                              10%*                  2%*                    12%
4                              10%*                  2%*                    12%


* of PDS Service Revenues



Channels Agreement - R 2/18/97
                                        8

                                    Exhibit C

                                     Service




PDS Service

PocketNetTM Service












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                                        9

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